Exhibit 4.6

GUARANTY
ALL INDEBTEDNESS

THIS GUARANTY is made on April 1, 2014, by UEC Electronics, LLC, a South Carolina limited liability company (“UEC”), with an address at c/o FAAC Incorporated, 1229 Oak Valley Drive, Ann Arbor, Michigan 48108 (together with any other Persons that from time to time become parties hereto as guarantors, collectively, “Guarantors”, and each individually, a “Guarantor”), to, with and in favor of Fifth Third Bank, an Ohio banking corporation (together with all of its affiliates, including Fifth Third Bancorp and their successors and assigns, collectively referred to as the “Bank”), whose address is 217 E. Washington, Ann Arbor, Michigan 48104.

RECITALS:

A. FAAC Incorporated, a Michigan corporation (“FAAC”) may from time to time request loans, advances or other financial accommodations from the Bank (collectively, the “Loans”) pursuant to a certain Amended and Restated Credit Agreement dated as of March 31, 2014 (as amended or modified from time to time, the “Credit Agreement”) among FAAC, such other Persons that from time to time become parties thereto as borrowers, including UEC, Arotech Corporation, and Bank of even date herewith and the Bank may, in its discretion, honor such requests in whole or part and thereby FAAC may from time to time be indebted to the Bank.

B. The Bank is unwilling to make loans, advances or extend other financial accommodations to or otherwise do business with FAAC unless Guarantors unconditionally guarantees payment of all present and future indebtedness and obligations of FAAC to the Bank.

C. Guarantors will directly benefit from the Bank’s making of loans, advances or extending other financial accommodations to or otherwise doing business with FAAC.

NOW, THEREFORE, in order to induce the Bank to make loans, advances or extend other financial accommodations to and otherwise do business with FAAC and for other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, Guarantors hereby covenant and agree with the Bank as follows:

1. Guaranty.  Each Guarantor hereby irrevocably and unconditionally guarantees to the Bank: (a) the full and prompt payment and performance when due of the Indebtedness, as hereinafter defined; and (b) the payment, compliance with and performance of all other obligations, covenants, representations and warranties of every kind, nature and description in accordance with all instruments and documents executed by FAAC in favor of the Bank, whether now owing or existing or heretofore or hereafter created or arising, regardless of whether such obligations, covenants, representations or warranties are held to be unenforceable, void or of no effect against FAAC and including without limitation, those under any loan agreement and/or promissory note executed and delivered by FAAC to the Bank, and any extensions, modifications or renewals thereof. The term “Indebtedness” shall mean all principal, interest, reasonable attorneys’ fees, commitment fees, liabilities for out-of-pocket costs and expenses and all other indebtedness, obligations and liabilities under and in accordance with the terms of all instruments and documents executed by FAAC in favor of the Bank, including, without limitation, the Mortgage Loan (as defined in the Credit Agreement), and all interest rate swap or hedge transactions, whether direct or indirect, absolute or contingent and whether now owing or existing or heretofore or hereafter created or arising, and regardless of whether such indebtedness, obligations or liabilities are held to be unenforceable, void or of no effect against FAAC, and all costs, expenses and fees, including reasonable attorneys’ fees, arising in connection with the collection or enforcement of any or all amounts, indebtedness, obligations and liabilities of FAAC to the Bank, as described above, regardless of whether FAAC is held to be liable for such amounts.  “Indebtedness” includes without limitation, all principal and interest on the Loans and all reasonable attorneys’ fees, commitment fees, liabilities for out-of-pocket costs and expenses and all other indebtedness, obligations and liabilities under and in accordance with the terms of the Credit Agreement and all other all instruments and documents executed by FAAC in favor of the Bank in connection therewith and all instruments related to any Rate Management Obligations (as defined in the Credit Agreement).   Guarantor acknowledges and agrees that any indebtedness of FAAC as evidenced by any promissory note may be extended or renewed upon maturity at the sole discretion of the Bank and that the Indebtedness as defined herein, the payment of which is hereby guaranteed, shall include, without limitation, all indebtedness and other obligations as extended or renewed and as may be evidenced by any renewal promissory note.  Notwithstanding any provision to the contrary contained in this Guaranty, solely with respect to any Guarantor in its capacity as a Guarantor, Indebtedness guaranteed by such Guarantor shall exclude all Excluded Swap Obligations (as defined below) of such Guarantor.  As used in this Guaranty, the following terms shall have the following meanings:

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Excluded Swap Obligation” means any Swap Obligation that arises from any guaranty or collateral pledge with respect to the Indebtedness that becomes impermissible under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of Guarantor’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time this Guaranty becomes effective with respect to such related Swap Obligation.

“Swap Obligation” means any Rate Management Obligation (as defined in the Credit Agreement) that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

2. Guaranty Unconditional.  This is an irrevocable, unconditional and absolute guaranty of payment, and not of collection, and the undersigned agrees that its liability on this Guaranty shall be immediate and the Bank may have immediate recourse against the undersigned for full and immediate payment of the Indebtedness at any time after the Indebtedness or any part thereof, has not been paid when due (whether by acceleration or otherwise) or FAAC has defaulted or otherwise failed to perform when due any of its obligations, covenants, representations or warranties to the Bank.

3. Liability Not Contingent.  The liability of each Guarantor on this Guaranty shall not be contingent upon the exercise or enforcement by the Bank of whatever remedies it may have against FAAC or others, or the enforcement of any lien or realization upon any security or collateral the Bank may at any time possess.  Any one or more successive and/or concurrent actions may be brought hereon against each Guarantor either in the same action, if any, brought against FAAC or in separate actions, as often as the Bank, in its sole discretion, may deem advisable.  No election to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of the Bank’s right to proceed in any other form of action or proceeding or against other parties unless the Bank has expressly waived such right in writing.  Specifically, but without limiting the generality of the foregoing, no action or proceeding by the Bank against FAAC under any document or instrument evidencing or securing the Indebtedness shall serve to diminish the liability of any Guarantor, except to the extent the Bank realizes payment by such action or proceeding, notwithstanding the effect of any such action or proceeding upon each Guarantor’s right of subrogation against FAAC.  Receipt by the Bank of payment or payments with knowledge of the breach of any provision with respect to any of the Indebtedness shall not, as to each Guarantor, be deemed a waiver of such breach.  All rights, powers and remedies of the Bank hereunder and under any other agreement now or at any time hereafter in force between the Bank and each Guarantor shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to the Bank by law.

4. Liability Absolute.  Each Guarantor agrees that its liability hereunder is absolute and unconditional and that the Bank shall not be obligated (although it may do so at its sole option) before being entitled to direct recourse against any Guarantor to take any steps, whatsoever to preserve, protect, accept, perfect the Bank’s interest in, foreclose upon or realize on collateral security, if any, for the payment of the Indebtedness or any other guaranty of the Indebtedness or in any other respect exercise any diligence whatever in collecting or attempting to collect the Indebtedness by any means.

5. No Impairment of Liability.  The liability of each Guarantor shall in no way be affected or impaired by:  (a) any amendment, alteration, extension, renewal, waiver, indulgence or other modification of the Indebtedness; (b) any settlement or compromise in connection with the Indebtedness; (c) any subordination of payments under the Indebtedness to any other debt or claim; (d) any substitution, exchange, release or other disposition of all or any part of any collateral for the Indebtedness; (e) any failure, delay, neglect, act or omission by the Bank to act in connection with the Indebtedness; (f) any advances for the purpose of performing any covenant of agreement of FAAC, or curing any breach; (g) the filing by or against FAAC of bankruptcy, insolvency, reorganization or other debtor’s relief afforded FAAC pursuant to the present or future provisions of the Bankruptcy Code or any other state or federal statute or by the decision of any court; or (h) any other matter whether similar or dissimilar to the foregoing.  The obligations of each Guarantor are unconditional, notwithstanding any defect in the genuineness, validity, regularity or enforceability of the Indebtedness or any other circumstances whether or not referred to herein, which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

6. Waivers.  To the extent permissible by law, each Guarantor hereby waives each and every defense which, under principles of guaranty or suretyship law or otherwise, would otherwise operate to impair or diminish the liability of any Guarantor hereunder, including, without limitation:  (a) notice of acceptance of this Guaranty and of creations of Indebtedness of FAAC to the Bank; (b) any subrogation to the rights of the Bank against FAAC until the Indebtedness has been paid in full; (c) presentment and demand for payment of any Indebtedness of FAAC; (d) protest, notice of protest, and notice of dishonor or default to any Guarantor or to any other party with respect to any of the Indebtedness; (e) all other notices to which any Guarantor might otherwise be entitled; (f) any demand for payment under this Guaranty; (g) any defense arising by reason of any disability or other defense of FAAC by reason of the cessation from any cause whatsoever of the liability of FAAC; (h) any rights to extension, composition or otherwise under the Bankruptcy Code or any amendments thereof, or under any state or other federal statute; and (i) any right or claim or claim of right to cause a marshalling of FAAC’s assets.  No notice to or demand on any Guarantor shall be deemed to be a waiver of the obligation of any Guarantor or of the right of the Bank to take further action without notice or demand as provided herein; nor in any event shall any modification or waiver of the provisions of this Guaranty be effective unless in writing nor shall any such waiver be applicable except in the specific instance for which given.

7. Warranties and Representations.  Each Guarantor represents, warrants and covenants to the Bank that, as of the date of this Guaranty: the fair salable value of each Guarantor’s assets exceeds its liabilities, including the liability undertaken pursuant to this Guaranty; each Guarantor is meeting its current liabilities as they mature; any financial statements of any Guarantor furnished the Bank are true and correct and include in the footnotes thereto all contingent liabilities of each Guarantor; since the date of said financial statements there has been no material adverse change in the financial condition of each Guarantor; there are not now pending any material court or administrative proceedings or undischarged judgments against any Guarantor and no federal or state tax liens have been filed or threatened against any Guarantor, nor is any Guarantor in default or claimed default under any agreement for borrowed money.

8. Notices.  Each Guarantor agrees to immediately give the Bank written notice of any material adverse change in its financial condition, including but not limited to litigation commenced, tax liens filed, default claimed under its indebtedness for borrowed money or bankruptcy proceedings commenced by or against any Guarantor.  Each Guarantor agrees to deliver, timely to the Bank, annual financial statements for the preceding fiscal year; and at such reasonable times as the Bank requests to furnish its current financial statements to the Bank and permit the Bank or its representatives to inspect at each Guarantor’s offices, its financial records and properties and make extracts therefrom in order to evaluate the financial condition of each Guarantor; provided, however, that UEC’s fulfillment of its obligations under Section 4.3 of the Credit Agreement shall be deemed to be fulfillment of its obligations under this Section 8 of this Guaranty.

9. No Reliance by Guarantor.  Each Guarantor is fully aware of the financial condition of FAAC.  Each Guarantor delivers this Guaranty based solely upon its own independent investigation and in no part upon any representation or statement of the Bank with respect thereto.  Each Guarantor is in a position to and hereby assumes full responsibility for obtaining any additional information concerning FAAC’s financial condition as each Guarantor may deem material to its obligations hereunder; and each Guarantor is not relying upon nor expecting the Bank to furnish it any information in the Bank’s possession concerning FAAC’s financial condition.

10. Miscellaneous.  This Guaranty shall inure to the benefit of the Bank and its successors and assigns, including each and every holder or owner of any of the indebtedness guaranteed hereby.  In the event that there shall be more than one such holder or owner, this Guaranty shall be deemed a separate contract with each such holder and owner.  In the event that any person other than the Bank shall become a holder or owner of any of the Indebtedness, each reference to the Bank hereunder shall be construed as if it referred to each such holder or owner.  This Guaranty shall be binding upon each Guarantor and its successors and assigns.  Each Guarantor agrees that recourse may be had against its earnings and separate property for all of each Guarantor’s obligations under this Guaranty.  This Guaranty and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by the laws of the State of Michigan.

11. Joint and Several Guaranty.  The liability of each Guarantor executing this Guaranty shall be joint and several and the term “Guarantor” shall mean each and all such Guarantors.

12. Jury Waiver.  EACH GUARANTOR ACKNOWLEDGES THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED.  EACH GUARANTOR, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR ITS BENEFIT WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS GUARANTY OR THE INDEBTEDNESS.

13. Guaranty Freely Given.  THIS GUARANTY IS FREELY AND VOLUNTARILY GIVEN TO THE BANK BY EACH GUARANTOR, JOINTLY AND SEVERALLY, WITHOUT ANY DURESS OR COERCION, AND AFTER EACH GUARANTOR, JOINTLY AND SEVERALLY, HAS EITHER CONSULTED WITH COUNSEL OR BEEN GIVEN AN OPPORTUNITY TO DO SO, AND EACH GUARANTOR, JOINTLY AND SEVERALLY, HAS CAREFULLY AND COMPLETELY READ ALL OF THE TERMS AND PROVISIONS OF THIS GUARANTY.

14. Collateral.  This Guaranty is secured by all Security Documents (as defined in the Credit Agreement) now or hereafter executed and delivered by any Guarantor in favor of the Bank.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Guaranty was executed and delivered by the undersigned on the date stated in the first paragraph above.

Guarantors

UEC ELECTRONICS, LLC

By:	/s/ Thomas J. Paup
Name:	Thomas J. Paup
Title:	Treasurer

Signature Page
UEC Guaranty